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                                  EXHIBIT 2.4


                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (hereinafter referred to as the "AGREEMENT") is made effective as of December 29, 1999, by Centennial Technologies, Inc., a Delaware corporation (hereinafter referred to as "DEBTOR") in favor of Intel Corporation, a Delaware corporation (hereinafter referred to as "SECURED PARTY").

     WHEREAS, Debtor and Secured Party have entered into that certain Asset Purchase Agreement, dated of even date herewith (the "PURCHASE AGREEMENT"), pursuant to which Secured Party has agreed to sell to Debtor, and Debtor has agreed to purchase from Secured Party, certain assets of Secured Party specified therein;

     WHEREAS, Debtor has executed that certain Subordinated Secured Promissory Note, of even date herewith, as may be from time to time amended or extended (the "NOTE"), in favor of Secured Party pursuant to Section 2.06 of the Purchase Agreement; and

     WHEREAS, in connection with the Note, Debtor has agreed to grant Secured Party a security interest in the collateral described on SCHEDULE A hereto (the "COLLATERAL"), on the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. CREATION OF SECURITY INTEREST. Debtor hereby grants to Secured Party a continuing security interest in the Collateral, and in all of Debtor's present and hereafter acquired right, title and interest in and to the Collateral, for the purpose of securing payment of all indebtedness, obligations and liabilities of Debtor to Secured Party arising under the Note.

     2. WARRANTIES, REPRESENTATIONS AND COVENANTS OF DEBTOR. Debtor hereby warrants, represents and covenants, as of the date hereof and as of all dates hereafter, as follows:

       (a) Debtor is the sole owner of the Collateral, free from any lien, security interest, encumbrance or adverse claim of any kind whatsoever, except those existing on the date hereof and any future liens securing the Debtor's Line of Credit (as defined in the Note) ("PERMITTED LIENS"). Debtor will notify the Secured Party of, and will defend the Collateral against, all claims and demands of all other persons at any time claiming any interest therein, other than Permitted Liens;

       (b) To the extent a security interest may be perfected in the Collateral by the filing of a financing statement in accordance with the provisions of the Massachusetts and other applicable U.S. jurisdictions' Uniform Commercial Code, Secured Party will have a first priority security interest in the Collateral, subject only to any financing statements filed with respect to Permitted Liens;


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       (c) Debtor shall keep the Collateral in good condition and repair, ordinary wear and tear excepted, and will not allow any Liens to be created on the Collateral as a result of any repairs thereto;

       (d) Debtor shall maintain insurance with respect to the Collateral in accordance with the insurance standards and practices adhered to generally by owners of like collateral;

       (e) At the request of Secured Party, Debtor has or will join Secured Party in executing one or more financing statements pursuant to the Massachusetts and other applicable U.S. jurisdictions' Uniform Commercial Code in form reasonably satisfactory to the Secured Party and necessary to perfect the security interest of Secured Party in the Collateral, and, additionally, Debtor shall prepare and file all of the same, if Secured Party so requests, at the expense of Debtor;

       (f) If the Collateral or any part thereof is sold, transferred, exchanged or otherwise disposed of, the security interest of Secured Party shall extend to the proceeds of such sale, transfer, exchange or other disposition.

       (g) Debtor will pay prior to delinquency all taxes and assessments assessed against, levied upon or placed against the Collateral, or upon this Agreement or the Note ("IMPOSITIONS") and shall deliver to Secured Party, within twenty (20) business days after receipt of a written request from Secured Party, a receipt or other evidence satisfactory to Secured Party of the payment thereof.

       (h) Debtor will to the extent commercially reasonable execute, alone or with Secured Party, any document, will procure any document and will do all other acts and pay all connected costs in a timely and proper manner, which may be reasonably necessary to protect the Collateral against the rights, claims or interests of third persons with the exception of Permitted Liens. The specific undertakings required of Debtor in this Agreement shall not be construed to exclude the aforementioned general obligation.

     3. PRESERVATION OF COLLATERAL BY SECURED PARTY. Should Debtor refuse to make any payment, refuse to perform or observe any other covenant, condition or obligation, or fail to take any action which Debtor is obligated hereunder to make, perform, observe, take or do, at the time or in the manner herein provided, then Secured Party may, at its sole discretion, upon ten (10) business days' prior written notice to Debtor, without releasing Debtor from any obligation, covenant or condition hereof, make, perform, observe, take or do the same in such manner and to such extent as Secured Party may deem necessary to protect its security interest in and the value of the Collateral. Furthermore, Secured Party may commence, defend, appeal or otherwise participate in any action or proceeding purporting to affect its security interest in and the value of the Collateral. Debtor hereby agrees to reimburse Secured Party on demand for any payment made, or any reasonable expense incurred, by Secured Party pursuant to the foregoing authorization (including court costs and reasonable attorneys' fees and disbursements), and agrees further to pay interest thereon, at the rate provided in the Note, from the date of said payment or expenditure. Debtor may sell its shares of stock in Century Electronics


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Manufacturing, Inc. but the Secured Party's security interest in the stock shall extend to the proceeds thereof.

     4. USE OF COLLATERAL BY DEBTOR. Except during any period in which an Event of Default (as defined in Section 5) has occurred and is continuing, Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this Agreement or applicable law. In connection therewith, Debtor may dispose of Collateral in the ordinary course of its business.

     5. DEFAULT. The occurrence of any of the following shall constitute an event of default (hereinafter referred to as an "EVENT OF DEFAULT") hereunder:

        (a) any "Event of Default" occurs under the Note;

        (b) any representation or warranty of Debtor in this Agreement is false in any material respect, and the condition resulting in such representation or warranty being false is not cured within thirty (30) days after written notice from Secured Party; or

        (c) Debtor fails to perform or observe in any material respect any agreement or covenant under this Agreement and such failure is not cured within thirty (30) business days after written notice from Secured Party.

     6. REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default, Secured Party may, in addition to exercising those remedies specified in the Note, at any time, at its election, without further notice, and to the extent permitted by law:

        (a) Foreclose this Agreement and the security interest granted hereby, as herein provided, or in any manner permitted by law, either personally, through agents or by means of a court appointed receiver, in its sole discretion, and take possession of all or any of the Collateral and exclude therefrom Debtor and all others claiming through or under Debtor, and exercise any and all of the rights and remedies conferred upon Secured Party by the Note or by applicable law, either concurrently or in such order as Secured Party may determine, and sell, lease or otherwise dispose of, or cause to be sold, leased or otherwise disposed of, in such order as Secured Party may determine, as a whole or in such parcels as Secured Party may determine, the Collateral;

        (b) Make such payments and do such acts as Secured Party may deem necessary to protect its security interest in the Collateral, including, without limitation, paying, purchasing, contesting or compromising any encumbrance, charge, claim or lien which is prior to or superior to the security interest granted hereunder, and, in exercising any such powers or authority, pay all expenses incurred in connection therewith, and all funds expended by Secured Party in protecting their security interest, with interest thereon at the rate provided in the Note, shall be deemed additional indebtedness secured by this Agreement;

        (c) Publicly or privately sell, lease or otherwise dispose of the Collateral in accordance with the requirements of the Massachusetts or other applicable U.S.


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jurisdictions' Uniform Commercial Code, and upon such terms and in such manner as Secured Party may in its sole discretion determine. Secured Party may be a purchaser at any public sale. Secured Party will give Debtor reasonable notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition of the Collateral is to be made, and such notice, if given to Debtor pursuant to the provisions of
Section 9 hereof at least ten (10) business days prior to the date of any public sale or disposition or the date after which any private sale or disposition may occur, shall constitute reasonable notice of such sale, lease or other disposition. Unless otherwise required by applicable law, the Collateral shall not be required to be exhibited, presented or displayed at any sale;

        (d) Require Debtor to assemble the Collateral and deliver or make it available to Secured Party at a place, to be designated by Secured Party, which is reasonably convenient to both parties; and

        (e) Exercise any remedies of a secured party under the laws of the states in which the Collateral is located and under the Delaware Uniform Commercial Code or any other applicable law.

      In addition to the payment of the indebtedness secured hereby, the Debtor agrees to pay to Secured Party all reasonable expenses incurred by Secured Party, after the occurrence of an Event of Default hereunder, in connection with the retaking, holding, preparing for sale or sale of the Collateral including reasonable attorneys' fees and costs.

      The proceeds of any sale under this Section 6 shall be applied as follows: First: To the payment of all of the costs and expenses of any sale or collection incurred by Secured Party, including, without limitation, reasonable attorneys' fees; Second: To the payment in full of the obligations evidenced by the Note; and Third: Any surplus then remaining to Debtor, its successors or assigns, or to whomever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

      7. OTHER REMEDIES. The remedies hereunder are cumulative and not exclusive and Secured Party shall have the right to enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Secured Party from pursuing any further remedy which they may have, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Debtor until full payment of all obligations evidenced by the Note has been made.

      8. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, excluding laws regarding choice or conflicts of laws. The laws of the states in which Collateral is located shall govern perfection and enforcement of the security interest granted hereby.

      9. NOTICES. Unless otherwise specified herein, all notices hereunder shall be in writing and shall be deemed to have been given when delivered by hand, when properly deposited in the mails postage prepaid or when delivered by overnight courier to Debtor at Centennial Technologies, Inc., 7 Lopez Road, Wilmington, Massachusetts 01887, Attention:


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President, or to Secured Party at Intel Corporation, 200 Mission College
Boulevard, Santa Clara, California 95054, Attention: Treasurer.

      10. SUCCESSORS AND ASSIGNS. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned by any party without the consent of the other party, which consent shall not be unreasonably withheld. Nothing contained herein, express or implied, is intended to confer upon any person or entity other than the parties hereto and their successors in interest and permitted assignees any rights or remedies under or by reason of this Agreement unless so stated herein to the contrary.

      11. MODIFICATION. This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing signed by Debtor and Secured Party.

      12. WAIVER. By exercising or failing to exercise any of their rights, options or elections hereunder, Secured Party shall not be deemed to have waived any breach or default on the part of Debtor or to have released Debtor from any of its obligations hereunder, unless such waiver or release is in writing and signed by Secured Party. In addition, the waiver by Secured Party of any breach hereof or default in payment of any indebtedness secured hereby shall not be deemed to constitute a waiver of any succeeding breach or default.

      13. ENTIRE AGREEMENT. This Agreement together with the Note represent the entire agreement of the parties relating to the subject matter hereof. All prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

      14. SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

      15. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      16. HEADINGS. The headings to the sections contained in this Agreement are for the convenience of the parties only and shall not be applied in interpreting or construing the meaning of this Agreement.

      17. ATTORNEYS' FEES. If any party institutes litigation or arbitration to interpret or enforce this Agreement, or to recover damages for breach of this Agreement, the prevailing party shall be entitled to recover costs of suit or arbitration and to recover actual and reasonable attorneys' fees. A party can be the prevailing party if the proceedings are brought to a final judgment or award only if the party recovers a judgment or award in excess of the amount, if any, offered in compromise by the other party. No sum of attorneys' fees shall be included in


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any computation of the amount of judgment or award for the purpose of determining whether a party is entitled to recover costs or attorneys' fees.


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day of the year first above written.

                                           CENTENNIAL TECHNOLOGIES, INC.


                                           By: /s/ Richard J. Pulsifer
                                               ---------------------------------
                                               Name: Richard J. Pulsifer
                                               Title: Chief Financial Officer,
                                                      Secretary and Treasurer

                                           INTEL CORPORATION


                                           By: /s/ Noel S. Lazo
                                               ---------------------------------
                                                Name: Noel S. Lazo
                                                Title: Assistant Treasurer



















                  [Signature Page to Security Agreement between
              Centennial Technologies, Inc. and Intel Corporation]


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                                   SCHEDULE A

Debtor:           CENTENNIAL TECHNOLOGIES, INC.

Secured Party:    INTEL CORPORATION

                            DESCRIPTION OF COLLATERAL

          The collateral consists of all of Debtor's right, title and interest in and to the accounts, receivables, cash, inventory and equipment now owned or hereafter acquired by Debtor including without limitation the following assets:

     (a) FIXTURES, FURNITURE, EQUIPMENT, ETC. All fixed assets, fixtures, furniture, furnishings, machinery, accessories, computers and peripheral devices, and office and other equipment of Debtor;

     (b) INVENTORY AND SUPPLIES. All inventory, office supplies and similar materials, all customer lists, all files and documents (including credit information), marketing materials and other business and financial records, files and documents (whether in hard copy or computer format) of Debtor;

     (c) CONTRACTS AND AGREEMENTS, ETC. All contracts and agreements entered into by Debtor in the ordinary course of business or otherwise;

     (d) SECURITY DEPOSITS AND CLAIMS AGAINST THIRD PARTIES. All security deposits with third parties, all claims against third parties, and all defenses against third parties for claims;

     (e) PREPAID EXPENSES, ETC. All prepaid expenses and rentals; and

     (f) CASH, BANK ACCOUNTS AND ACCOUNTS RECEIVABLE. All cash, bank deposits, investments securities, accounts and notes receivable of Debtor.